Exhibit 10.10.2
MRC Transmark Limited
Heaton House
Riverside Drive
Cleckheaton
West Yorkshire BD19 4DH
February 23, 2011
Neil Philip Wagstaff
Heaton House
Riverside Drive
Cleckheaton
West Yorkshire BD19 4DH
Dear Neil:
     This letter agreement memorializes our mutual understanding that the employment agreement entered into between you and MRC Transmark Limited (formerly known as Transmark Fcx Limited) on September 10, 2009 (the “Employment Agreement”) shall be amended as follows. Terms used in this letter agreement that are not defined herein shall have the meanings given to such terms in the Employment Agreement.
1.	Annual Bonus. For the fiscal year commencing on January 1, 2011, your target annual bonus shall be sixty-seven percent (67%) of your base salary as in effect at the beginning of such fiscal year with the actual annual bonus to be based upon such individual and/or Employer and/or Group performance criteria established for each such fiscal year by the Board.
2.	Good Reason Consent. You hereby agree that notwithstanding the terms of the Employment Agreement the decrease in your target annual bonus for 2011 as set forth in this letter agreement does not constitute “Good Reason” pursuant to the Employment Agreement.
3.	Governing Law. This letter agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of England.
4.	Confirmation of Employment Agreement. In all other respects the Employment Agreement shall remain in effect and is hereby confirmed by the parties.
     If the foregoing terms and conditions accurately reflect your understanding, please sign this letter agreement below and return a copy to me.
[signature page follows]

Very truly yours,

MRC TRANSMARK LIMITED

/s/ Andrew R. Lane

By: Andrew R. Lane
Title:

ACCEPTED AND AGREED:

/s/ Neil Philip Wagstaff

Neil Philip Wagstaff
[Signature Page to Neil Philip Wagstaff Agreement]